UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2012

DJSP ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 South Pine Island Road Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 727-8217

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 5, 2012 the Compensation Committee of DJSP Enterprises, Inc. (the “Company”), approved the issuance of ordinary shares as restricted shares (the “Restricted Shares”) pursuant to a restricted share agreement under the Company’s 2009 Equity Incentive Plan to the members of the Board of Directors of the Company, by means of a private placement, as follows:

Nicholas Adler	100,000 Restricted Shares
Stephen J. Bernstein	100,000 Restricted Shares
Jerry L. Hutter	100,000 Restricted Shares
Kerry Propper	100,000 Restricted Shares.

The grants of Restricted Shares were made pursuant to and on the terms set forth in the form of Restricted Share Award Agreement attached as Exhibit 10.1 hereto.

The foregoing description of the Form of Restricted Share Award Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Descriptions
10.1	Form of Restricted Share Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc.

(Registrant)

Date April 9, 2012	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer